Exhibit 4

ROLAND ROCHAT
NOTARY

COMMERCIAL AND ECONOMIC SCIENCE GRADUATE
(NOTARY SUCCESSOR OF Mr. MARTIAL DEPIERRAZ)

ARTICLES

of

BERTARELLI & Cie

Limited partnership with share capital
having its registered office in Cheserex

This document is a free translation. The original version of the Articles of Bertarelli & Cie is the French version dated December 21, 2004, which has been registered with the Commercial Register of the State of Vaud, Switzerland.

DATED 21ST DECEMBER 2004

ARTICLES

of

BERTARELLI & Cie

First title: Corporate name, location of registered office, purpose, duration

Article 1

A limited partnership with share capital is set up under the corporate name BERTARELLI & Cie which is governed by these Articles and title XXVII of the Federal Code of obligations.------------------

Article 2

Its registered office is in Cheserex.------------------------------------------------------------------------------------------

Article 3

The purpose of the company is the acquisition of a holding in companies in Switzerland and abroad, their management and their financing.------------------------------------------------------------------------------------------

The company can set up branches in Switzerland and abroad, take part in other enterprises in Switzerland and abroad, acquire or establish companies which have as identical or similar purpose, to make any financial, commercial, industrial and real estate transactions and to execute all contracts suitable to develop its purpose or relating to it directly or indirectly.------------------------------------------------------------------------------------------------

Article 4

The duration of the company is unspecified.-----------------------------------------------------------------------------------

Title II: The indefinitely responsible partners -----------------------------------

Article 5

The indefinitely responsible partners in accordance with the meaning of the article 765 CO are:---------------

- Mrs Maria-Iris Bertarelli
- Mr. Ernesto Bertarelli
- Mrs Donata Bertarelli Spaeth
- Mr. Georges Muller
- Mr. Ernesto Pinci
- Mr. Rodolfo Bogni

The indefinitely responsible partners are entitled to a payment in accordance with article 19 hereafter:------

No transfer can be executed among the indefinitely responsible partners without the consent of the other partners and an amendment of the Articles. --------------------------------------------------------------------------------

Title III: Capital shares and shares

Article 6

The capital shares are fixed to an amount of Fr. 93’000’000.--. ---

Divided in : ---------------------------------------------------------------------------------------------------------------

a) 60’000 ordinary registered shares of each Fr 1’000,--,
b) 330’000 registered shares of each Fr. 100.--, with privileged voting right.

It can be amended at any time by the general meeting and resolution of the Board of Directors.---------------

Title IV: Contributions

Article 7

Repealed.

Article 8

The shares are transmissible only by means of authorization of the board of directors that will have to refuse the transfer, if it is noted that the other shareholders could not make use of their preemptive right under the terms of the procedure described in the following paragraphs. The board of directors can also refuse the transfer, even if the aforementioned procedure was observed, but the preemptive right has not been exerted, if it estimates that the transfer would be likely to cause damage to the company, in particular when the purchaser is a competitor of the company Serono S.A. or a company or an enterprise in which the latter has a shareholding. --------------------------------------------------------------------------------------------------------------------------------

If a shareholder proposes to yield all or part of his shares, he must offer them, by notice sent by registered mail, to the board of directors that will give notice of it to the other shareholders. In the event of death, the notice will have to be made by the heirs in the following 90 days; the provisions of the last subparagraph of this article must be reserved. The other shareholders will then have a purchasing right proportional to the number of shares, which they hold, whatever their face value. If one or the other of the shareholders gives up all or part of his rights, the rights of the other shareholders will be increased proportionally to the number of shares that each possesses. ---------------------------------------------------------------

The value of the shares will be fixed (hereafter: the date of reference) when a notice of transfer is addressed to the board of directors. The aforementioned value will be established by retaining the following bases for the evaluation of the assets: shares or other securities quoted on the stock exchange will be taken into account with the average rate paid out at the stock exchange during the three months preceding the date of reference: in regards to the registered shares not quoted at a stock exchange of a company whose bearer shares are, the aforementioned registered shares will be considered at a value corresponding to that of the bearer shares after having carried out an adjustment proportionally taking into account a possible difference in face value between the registered shares and the bearer shares and by still applying a reduction of 33 1/3 % to the value thus determined of the registered shares. Other assets will be estimated at their market value at the date of reference.-------------------------------------------------------------------

The board of directors will have to carry out the valuation of the shares within the 60 days, which follow the date of reference. With the expiry of this period, the board of directors will have to notify the other shareholders, by registered post, of the right that they can exert and the conditions of its exercise within their fixed period of 90 days to be determined. The determination of each shareholder will have to be addressed by registered post and must refer as well to the shares that he has the right to acquire taking into account the number of shares that he has, than the shares which he could have the right to acquire, if co-shareholders had not suddenly exerted their right or exerted it only partly.-----------------------------------------------

Within sight of the determinations of the shareholders, the board of directors will carry out a possible distribution and will inform the yielding shareholder, in the 30 following days and by registered post, of the number of shares on which the preemptive right was exerted. Within the same period the board of directors shall inform the shareholders who became purchasers of the shares by inviting them to transfer the purchase price within the 30 following days.------------------------------------------------------------------------------------------------------------------------

If, within 90 days from the date on which the board of directors notified the shareholders of their exertion right, they do not declare themselves ready to buy the titles under the conditions fixed above and to pay the price in the following 30 days, the board of directors will have to also inform, by registered post, the yielding shareholder (or heirs) in the 30 following days. He will not be able to oppose to the transfer of these shares, unless he assumes that the transfer is likely to cause damage to the company. The aforementioned transfer will take place within 90 days starting from the date on which the board of directors gave his agreement to the transfer of the shares. The preemptive right applies again to the shares which would not have been transferred as of the expiry of the 90 days period. Present paragraph applies mutatis-mutandis if the preemptive right is exerted only on part of the shares offered.-------------------------------------------------------------

The periods allowed in the present article are set on the day following the day on which a notification is addressed. The date of the postal seal is sealed. ------------------------------------------------------------------------------

The provisions, which precede, apply whatever the cause or the mode of transfer, subject to the provisions of the article 685b subparagraph 4 CO which would be to the contrary to them. However, the board of directors will always have to authorize the transfer of shares, by way of succession or donation, to consanguineous descendants or between brother and sister, as well as to their consanguineous descendants, without the other shareholders being able to take advantage of their preemptive right. It is the same for the share transferred as a fiduciary title to a new director .-----------------------------------------------

Article 9

The company holds a register of the shares. It registers only one shareholder for each share. The transfer of a share cannot be done by endorsement but only by transfer. The patrimonial rights cannot be yielded without the social rights. ----------------------------------------------------------------------------------------------

Title V: Bodies of the company, their attributions

Article 10

The bodies of the company are: --------------------------------------------------------------------------------------------------

1. The shareholder’s meeting --------------------------------------------------------------------------------------------------------
2. The board of directors -----------------------------------------------------------------------------------------------------------
3. The auditor ---------------------------------------------------------------------------------------------------------------------

A. The shareholders’ meeting

Article 11

The general meeting of the shareholders has the following inalienable capacities: ---------------------------------

1. to adopt and to amend the Articles; ---------------------------------------------------------------------------------------------
2. to elect the auditors; --------------------------------------------------------------------------------------------------------
3. to approve the profit and loss statement, the balance sheet and the annual report, to determine the utilization of net profits and in particular to declare the dividend; ---------------------------------------------------------
4. to vote the discharge with the members of the board of directors; -----------------------------------------------------
5. to make all the decisions which are reserved to him by the law or the Articles or which are subjected to him for approval by the board of directors.----------------------------------------------------------------------------------------

The decision to amend the Articles can be made only with the approval of the board of directors.--------------

Article 12

The general meeting is called at an ordinary sitting at least once per year, within six months after the close of the financial year. -------------------------------------------------------------------------------------------------

The general meeting is called by the board of directors.---------------------------------------------------------------

Article 699 CO is reserved.-----------------------------------------------------------------------------------------------------------

The objects carried out on the agenda are mentioned in the notice. The draft amendments of the Articles are shown with their text in the notice. -------------------------------------------------------------------------

No decision can be made on objects that were not thus carried out on the agenda, except the proposal to convene an extraordinary general meeting. It is not necessary to announce in advance the proposals and the deliberations which should not be followed by a vote.--------------------------------------------------------------------

The notice of the meeting is made by the board of directors by letter addressed to each shareholder, by registered mail, at least twenty days before the meeting---------------------------------------------------------------

Article 13

The owners or the representatives of the totality of the shares can, if there is no opposition, hold a general meeting without observing the forms applicable for its convocation. As long as they are present, this meeting has the right to deliberate and rule validly on all the objects which fall within the competence of the general meeting.----------------------------------------------------------------------------------------------------------------------

Article 14

The general meeting is validly made up when the shareholders who are present represent at least half of the votes belonging to the shares.------------------------------------------------------------------------------------------------------

Any shareholder in the general meeting has as many votes as he possesses or represents shares.------------

Each shareholder can be represented by another shareholder or a partner exclusively.---------------

The decisions are made according to the total majority of the votes for the shares represented, subject to the cases where the law requires another majority.----------------------------------------------------------------------------------

Article 15

The meeting is chaired by the chairman of the board of directors, in case of absence by the vice-chairman.-

The chairman appoints the secretary who is not necessarily a shareholder.---------------------------------------------

B. The board of directors

Article 16

The board of directors consists of the indefinitely responsible partners.-----------------------------------------------

Each partner can ask no longer to have the quality of a partner with effect as from the day when he addresses such a request by registered mail to the chairman. The company continues with the other partners. The same rule applies in the event of incapacity or of death of a partner.---------------------------

The indefinitely responsible partners, except for Mrs. Maria-Iris Bertarelli, Mr. Ernesto Bertarelli and Mrs Donata Bertarelli Spaeth, lose their capacity as partners on December 31st 2006. The general meeting will be able to amend this paragraph and to postpone this last date by a total majority of the votes attached to the represented shares.--------------------------------------------------------------------------------------------------------------

Article 17

The board of directors hold the most extensive power over the management of the company. It decides on all the objects, which are not reserved by the Articles or by the law to the general meeting. -----------------

The board of directors is chaired by Mr. Ernesto Bertarelli. Mr. George Muller is designated in the capacity as vice-chairman. ---------------------------------------------------------------------------------------------------------------------

The chairman also exerts the functions of managing director . ------------------------------------------------------

The day-to-day management of the company business is entrusted to the managing director .--------

Mr. Lucien Masmejan is designated in the capacity as secretary of the council. ---------------------------------------

The company is committed by the joint signature of the Chairman and another director. -----------

Article 18

The board of directors can make decisions only if the chairman is present.---------------------------------------------

The decisions are executed according to the majority of the members present. In the event of equal votes, the chairman has a casting vote.-----------------------------------------------------------------------------------------------

However the decisions which could have the effect (or would be likely to have for effects) to reduce the shareholding, in capital or votes, at the company Serono S.A., in Coinsins, in particular affecting the sale of shares or the renunciation of new shares to be subscribed or the pledge of shares, require - in addition to the majority envisaged in subparagraph 2 - the approval of each indefinitely responsible partner whose quality of partner is not limited in time by the article 16 Al 3 above.-----------------------------------------

The chairman call the meeting of directors. He does it as often as it is required and in all cases four times per annum. One of the indefinitely responsible partners can also require to call a meeting. ---------------------------------------------------------------------------------------------------------------------------------

Resolutions of the Board of Directors can be made in the form of an approbation of a proposal given in writing, unless the discussion is requested by one of the members. They must be registered in an official report. -----------------------------------------------------------------------------------------------------------------------------

Minutes, signed by the chairman and the secretary record the deliberations and resolutions of the Board of Directors. ----------------------------------------------------------------------------------------------------------------------

Article 19

Each indefinitely responsible partner is entitled to an annually fixed allowance. ------------------------------------

All the expenses which he incurs in the performance of his duty are compensated for.------------------------

C. The Auditors

Article 20

The general meeting elects each year one or more auditors who will have to be selected among the partners of the most important worldwide auditing companies. It can appoint substitutes. Auditors and substitutes are re-eligible. ------------------------------------------------------------------------------------------------------------------------

The indefinitely responsible partners do not take part in the election of the auditors. They also cannot be designated as auditors. ------------------------------------------------------------------------------------------------------------

The auditors are registered with the Trade register.-------------------------------------------------------------------------

Article 21

The duties of the auditors are those envisaged in article 768 CO. ------------------------------------------------

The board of directors fixes the remuneration of the auditors.-----------------------------------------------------------

Title V: Annual statements and dividends

Article 22

The financial years are annual and end on December 31 of each year--------------------------------------------

Article 23

It is drawn up each year, in accordance with the provisions of the Code of Obligations, a balance sheet and the profit and loss statement, as well as an appendix.-------------------------------------------------------------------------

The provisions of article 671 CO apply.-------------------------------------------------------------------------------------------

Title VII: Publications, dissolution, disputes

Article 24

The body of publication of the company is the Official Journal of Commerce--------------------------------------

Article 25

The company can be transformed into a limited company by a resolution of the Board of Directors, as well as the general meeting with the majority of the votes attributed to the shares.----------------

If the transformation cannot be carried out for reasons affecting its inscription with the trade register, the shareholders and the board of directors will be able to decide on the dissolution of the company and the resumption of the assets and liabilities by a new limited company set up under the conditions provided by article 770 subparagraphs 3 CO. In a similar case, the capital shares of the company to be created will be fixed and divided in accordance with article 6 of these Articles and will be distributed between the shareholders, according to their participation in the capital, before the transformation. -------------

Article 26

The company can be dissolved by a resolution of the Board of Directors, as well as through the decision of the general meeting taken with the majority of the votes distributed to the shares.-------------------

In a similar case, the general meeting appoint one or more liquidators.-------------------------------------------

ARTICLES ADOPTED by the constitutive general meeting on the 20th September 1988 and amended by the extraordinary general meeting on the 21st December 2004. ---------------------------------------------------------

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